CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


October 8, 1996


Durwood, Inc.


Dear Sirs:

We hereby consent to the use of our audit report dated August 5, 1996 in the form SB-2 registration statement of Durwood, Inc.



/s/ Jones, Jensen & Company
Jones, Jensen & Company